EXHIBIT 5


                    WILSON AND BARROWS, LTD.
STEWART R. WILSON         ATTORNEYS AT LAW            PHONE 775-738-7271
RICHARD G. BARROWS                                    FAX 775-738-5041
        -                                                      -
ROBERT M. SALYER, CPA    442 COURT STREET    S.Wilson@WilsonandBarrows.com
        -                                   R.Barrows@WilsonandBarrows.com
ORVILLE R. WILSON      ELKO, NEVADA 89801    R.Salyer@WilsonandBarrows.com
   (1910 - 1996)

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                                  June 14, 2001

Board of Directors
Cascade Sled Dog Adventures, Inc.
199 Kent Drive
Toutle, WA 98649

     RE:  Opinion on Legality
          SB-2 Registration Filing

Dear Cascade Board of Directors:

      Our office has been asked by Mr. Steven B. Madsen, your president, to prepare for the Board of Directors an opinion on the legal status of Cascade Sled Dog Adventures, Inc., which has recently changed its name from Novanet International, Inc., as a Nevada corporation and its apparent capacity to engage in its current registration with the Securities and Exchange Commission on Form SB-2. In response to that request, it is the opinion of our office that Cascade Sled Dog Adventures, Inc. is a legal Nevada corporation in good standing and appears fully capable of completing and filing a Registration Statement on Form SB-2 with the Securities Exchange Commission and otherwise registering such offering in various jurisdictions where the offering may legally be sold. All shares legally issued would constitute non-assessable common shares in the company.

       In rendering the foregoing opinion, the undersigned represents that it acts only as a registered agent for Cascade in Nevada, while fully aware of and capable to render the foregoing opinion as licensed Nevada counsel as to its corporate status, we are not securities counsel and do not purport to act or opine in such capacity. Our opinion as to Cascade's capacity to file a Registration is limited to our opinion that such act would be within Cascades's general corporate authority and capacity as a Nevada corporation in good standing.

      We cannot and do not render any opinion as to the adequacy or sufficiency of such Registration or any offering materials.

                                   Sincerely,

                                   /S/ Richard G. Barrows
                                   ------------------------------
                                   Richard G. Barrows


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      1     As of this writing the name change documentation  has
been sent to the Nevada Secretary of State for filing, but not yet received back with the actual filing date